UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 10, 2025
Cycurion, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Boro Place, Suite 420C McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)
Registrant’s telephone number, including area code: (888) 341-6680
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CYCU	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $345.00 per share	CYCUW	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition
On November 14, 2025, the Company issued a press release announcing its financial results for the quarter ended September 30, 2025. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.
The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
As previously announced in a Current Report filed with the Securities and Exchange Commission (the “SEC”), on April 15, 2025, the Nasdaq Listing Qualifications (the “Staff”) notified the Cycurion, Inc. (the “Company”) on April 9, 2025 that, for the prior 30 consecutive business days, the closing bid price of the Company’s common stock had been below the minimum of $1.00 per share required for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The notification letter stated that the Company would be afforded 180 calendar days, or until October 6, 2025, to regain compliance. The Company did not regain compliance with the bid price rule by October 6, 2025. As previously announced, on October 14, 2025, the Company received a Delisting Determination Letter from the Staff that it has determined to commence proceedings to delist the common stock, par value $0.0001 per share, of the Company (ticker symbol: CYCU), from the Nasdaq Global Market. On October 20, 2025, the Company submitted its request to the Nasdaq Global Market to appeal the Staff’s determination to a Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, which stayed the suspension of the Company’s securities and the filing of a Form 25-NSE with the SEC that would remove the Company’s shares of common stock from listing and registration on The Nasdaq Stock Market (the “Nasdaq”). The Company’s hearing was scheduled for November 20, 2025.
On November 11, 2025, the Company announced that it received a letter Nasdaq stating that Nasdaq has determined that the Company has regained compliance with Nasdaq’s Bid Price Rule requirement under Listing Rule 5450(a)(1). The Company is now in compliance with Nasdaq Global Market’s listing requirements. Additionally, Nasdaq confirmed that the previously scheduled hearing before the Nasdaq Hearings Panel on November 20, 2025 has been canceled. The Company’s securities will continue to be listed and traded on The Nasdaq Stock Market without interruption.
Item 8.01 Other Events.
On November 10, 2025, the Company issued a press release announcing that the Company has been awarded a contract by a telecommunication company to deliver network deployment services supporting a critical modernization initiative for one of the federal government’s agencies. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
On November 11, 2025, the Company announced that it received a letter Nasdaq stating that Nasdaq has determined that the Company has regained compliance with Nasdaq’s Bid Price Rule and that the hearing scheduled for November 20, 2025 has been canceled. For more information, please see Item 3.01 above. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
On November 14, 2025, the Company announced its financial results for the third quarter ended September 30, 2025. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.
On November 14, 2025, the Company’s Board of Directors of amended and restated the Company’s Insider Trading Policy (the “Amended and Restated Insider Trading Policy”), effective immediately, to clarify language around the Company’s trading windows and blackout periods. The foregoing description of the Amended and Restated Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Insider Trading Policy attached hereto as Exhibit 19.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d)Exhibits:

Exhibit No.	Description
19.1	Amended and Restated Insider Trading Policy
99.1	Press Release dated November 10, 2025
99.2	Press Release dated November 11, 2025
99.3	Press Release dated November 14, 2025
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCURION, INC.

Date: November 14, 2025	By:	/s/ L. Kevin Kelly
	Name:	L. Kevin Kelly
	Title:	Chief Executive Officer
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